Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

Emulex Appoints Beatriz Infante to its Board of Directors

Infante Brings Extensive Industry Experience Helping Companies Drive Growth

COSTA MESA, Calif., May 24, 2012 – Emulex Corporation (NYSE:ELX), today announced that industry leader Beatriz Infante has been appointed to the Emulex Board of Directors. Ms. Infante brings extensive executive management, leadership and industry experience to Emulex, developing and executing on successful growth strategies for companies in the telecommunications, server, and unified communications industries.

“Beatriz Infante’s extensive business leadership experience in cultivating high-growth companies fueled by innovative or disruptive technologies is well-suited to the objectives of our Board, as we continue our expansion into emerging markets,” said Jim McCluney, chief executive officer (CEO), Emulex. “On behalf of the Board, we welcome her to the team”

Ms. Infante is the CEO of Business Excelleration LLC, a business transformation consultancy she founded in 2009, and also serves as director at Sonus Networks since 2010. Prior to these roles, Ms. Infante was the CEO and director of ENXSuite Corporation, a leading supplier of energy management solutions, from 2010 until its acquisition by Infor Global Solutions, Inc. in 2011. She served as CEO and director of VoiceObjects Inc., a market leader in voice application servers, from 2006 to 2008, until its acquisition by Voxeo Corporation. From 2004 to 2005, Ms. Infante served as Interim CEO and director of Sychron Inc., which was acquired by an investor group. From 1998 to 2003, Ms. Infante held various positions with Aspect Communications (at the time listed under NASDAQ:ASPT), a leading provider of call centers and unified communications solutions, including the roles of Chairman, President and CEO. Under her leadership, Aspect achieved record revenues and transformed from a primarily hardware company to a high-margin software and services provider. Ms. Infante was also an Executive-in-Residence at U.S. Venture Partners, a leading Silicon Valley venture capital firm, from 2009 to 2010; and from 1994 to 1998 held various roles at Oracle Corporation, including senior vice president Application Servers reporting directly to Larry Ellison.

Emulex Appoints Beatriz Infante to its Board of Directors	2

Ms. Infante currently serves on the Advisory Committee to the Princeton University School of Engineering and Applied Science and is an advisor and investor in several early-stage technology companies. She is currently a member of the board of directors of 1010data, Inc., a company which provides a cloud-based data warehouse/business intelligence platform. She has also served as director at Silicon Valley Leadership Group and Joint Venture Silicon Valley Network. Ms. Infante holds a Bachelor of Science and Engineering degree in Electrical Engineering and Computer Science from Princeton University and a Master of Science degree in Engineering Science from California Institute of Technology.

“It is a pivotal time for Emulex, as it extends into new markets and verticals, and continues to bring high performance I/O connectivity to enterprise data centers as they deploy next-generation servers and new technologies,” said Beatriz Infante. “The convergence of server and storage networking is one of the industry’s great growth trends, and one which Emulex is well positioned to capture. I am very excited to join the Emulex board, leveraging my background in cultivating company growth and expansion into new market segments.”

To learn more about Emulex, please visit: http://www.emulex.com

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Emulex Appoints Beatriz Infante to its Board of Directors	3

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, 10Gb Ethernet network interface cards, Ethernet-based converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Emulex wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require Emulex to indemnify customers, or require Emulex to enter into royalty or licensing agreements, which may or may not be available. Furthermore, Emulex have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. Emulex cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If Emulex were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, Emulex’s business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (“Broadcom”), present inherent risks, any of which could have a material adverse effect on Emulex’s business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the Broadcom litigation such potential risks also include the availability of an adequate sunset period of time to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules and the ability to obtain a settlement that does not put Emulex at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for Emulex’s customers and the storage networking market as a whole has and could continue to adversely affect Emulex’s revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire Emulex may have an adverse effect on Emulex’s operations. As a result of these uncertainties, Emulex is unable to predict its future results with any accuracy. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market; slower than expected growth of the storage networking market or the failure of Emulex’s Original Equipment Manufacturer (“OEM”) customers to successfully incorporate Emulex products into their systems; Emulex’s dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of Emulex products or Emulex OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of Emulex’s backlog and the variable and seasonal procurement patterns of Emulex’s customers; any inadequacy of Emulex’s intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in Emulex’s supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for Emulex products as well as pricing pressures that may result from such competitive conditions; the effects of changes in Emulex’s business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (“ASIC”) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of Emulex products; delays in product development; Emulex’s reliance on third-party suppliers and subcontractors for components and assembly; Emulex’s ability to attract and retain key technical personnel; Emulex’s ability to benefit from research and development activities; Emulex’s dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on Emulex’s business. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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